Exhibit 10.1

AMENDMENT NO. 2 TO FORWARD PURCHASE AGREEMENT AND RELATED AGREEMENTS

This Amendment No. 2 to Forward Purchase Agreement and Related Agreements (this “Agreement”) is entered into as of March 8, 2023, among JATT Acquisition Corp, a Cayman Islands exempted company (the “Company”), Athanor Master Fund, LP (“AMF”), and Athanor International Master Fund, LP (“AIMF”) (AMF and AIMF are, collectively, the “Purchasers”), and amends the Amended and Restated Forward Purchase Agreement made as of January 27, 2022 (“FPA”) by and between the Company and the Purchasers.

1. Redemption Backstop. The text of the third Whereas clause under Recitals is hereby deleted and replaced by the following:

WHEREAS, the parties wish to enter into this Agreement, pursuant to which concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”), whereby the Purchasers agree to provide a total of $45 million consisting of (a) the Company issuing and selling to the Purchasers, and the Purchasers purchasing from the Company, on a private placement basis, 3,000,000 Class A Ordinary Shares of the Company (the “Forward Purchase Shares”) for $10.00 per Forward Purchase Share, or an aggregate purchase price of $30,000,000; and (b) the Purchasers providing a binding redemption backstop for an additional $15 million of excess redemptions greater than 90% calculated based on the outstanding Class A Ordinary Shares of the Company immediately after the Company’s initial public offering as compared to the number of Class A Ordinary Shares of the Company redeemed at or prior to the closing of the Business Combination (“Excess Redemptions”).

2. Forward Purchase Backstop Shares. The following three sentences are hereby added to the end of Section 5(d) of the FPA:

Instead of buying public shares, the Purchasers shall purchase from the Company up to 1,500,000 Class A ordinary shares of the Company (the “Forward Purchase Backstop Shares”) in the aggregate for a purchase price of $10.00 per share (the “Backstop Purchase Price”). Subject to the preceding sentence, for every Class A Ordinary Share redeemed above the Excess Redemptions threshold, the Purchasers shall collectively purchase approximately 1.087 Class A Ordinary Shares of the Company. Furthermore, any Class A Ordinary Shares redeemed, whether in connection with the Company’s special meeting held on January 15, 2023, or in connection with the consummation of the Company’s initial Business Combination, or otherwise, shall count toward the Excess Redemptions calculation.

3. Additional Consideration. As additional consideration for this amendment, in addition to any Forward Purchase Backstop Shares, at the Closing of the Business Combination, the Company shall issue to the Purchasers an aggregate of 2,500,000 Class A Ordinary Shares (the “Amendment Shares”).

4. Lock-ups. The Company shall not release any shareholders of the Company from lock-up agreements currently in effect or to take effect upon closing of the Business Combination without the prior written consent of one of the Purchasers.

5. Closing Expenses. The parties hereto acknowledge and agree that the Purchasers shall not be obligated to purchase any Forward Purchase Backstop Shares pursuant to Section 5(d) of the FPA if the closing expenses relating to the Business Combination are in excess of the amounts specified in Exhibit A hereto.

6. Zura Bio Limited Budget and Organisational Chart; -Purchasers shall not be obligated to purchase any Forward Purchase Backstop Shares under section 5(d) without the Purchasers’ advanced written consent to Zura Bio Limited’s Budget and Organisational Chart. Such consent shall be in the reasonable discretion of the Purchasers.

7. Other PIPE Funding. The parties hereto acknowledge and agree that the Purchasers shall not be obligated to purchase any shares pursuant to the FPA if the Subscription Agreement, dated as of June 16, 2022, as amended on November 25, 2022 (the “PIPE Subscription Agreement”), by and among the Company and Ewon Comfortech Co., Ltd (the “PIPE Subscriber”) is not fully funded upon closing of the Business Combination.

8. Lender Waiver of Right to Accelerate the Zura Note. The parties agree that as a condition of Purchasers’ funding the Redemption Backstop and purchasing the Forward Purchase Backstop Shares, Hydra LLC, a Cayman Islands limited liability company (the “Lender”) shall provide a limited waiver under that certain promissory note dated December 7, 2022 in the principal amount of $8 million made by Zura Bio Limited (the “Zura Note”), whereby Hydra agrees not to accelerate the Zura Note on account of Zura Bio’s failure to have the S-4 registration statement for its business combination declared effective by February 15, 2023 (the “Acceleration Waiver”).

9. Restricted Securities. The Purchasers understands that the offer and sale of the shares to the Purchasers has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. The Purchasers understand that such shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchasers must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledges that the Company has no obligation to register or qualify such shares for resale, except for the Registration Rights described below.

10. Accredited Investor. Each of the Purchasers confirms it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

11. Registration Rights. The holders of the Forward Purchase Shares, Forward Purchase Backstop Shares and Amendment Shares will be granted the same registration rights, including indemnification provisions, as those contained in the PIPE Subscription Agreement referred to in paragraph 7 above.

12. Lock-up; Transfer Restrictions. The Purchasers agrees that the Forward Purchase Backstop Shares and Amendment Shares shall be subject to the same lock-up and transfer restrictions as provided in the FPA.

13. Trust Account. The Purchasers hereby acknowledge that they are aware that the Company has established a trust account for the benefit of its public stockholders (the “Trust Account”). The Purchasers, for themselves and their affiliates, hereby agree that they have no right to redeem, and no title, interest or claim of any kind in or to, any monies held in the Trust Account as a result of any liquidation of the Company with respect to the Forward Purchase Shares, Forward Purchase Backstop Shares or Amendment Shares.

14. Third-Party Beneficiary. The Company and the Purchasers agree that Zura Bio Limited, a limited company incorporated under the laws of England and Wales, is an intended third-party beneficiary of this Agreement.

15. Company Certificate. The Company shall deliver to the Purchasers at the closing of the Business Combination a certification, signed by the Chief Executive Officer of the Company, that the conditions specified in Sections 4 through 8 have been satisfied.

16. No Other Changes; Ratification of FPA. Except as modified by this Agreement, the FPA is confirmed and ratified and remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

ATHANOR MASTER FUND, LP

By: Athanor Capital Partners, LP, its general partner

By: Athanor Capital Partners GP, LLC, its general partner

By:	/s/ Parvinder Thiara
Name:	Parvinder Thiara
Title:	Authorized Signatory

ATHANOR INTERNATIONAL MASTER FUND, LP By: Athanor Capital Partners, LP, its general partner By: Athanor Capital Partners GP, LLC, its general partner

By:	/s/ Parvinder Thiara
Name:	Parvinder Thiara
Title :	Authorized Signatory

Address for Notices:

Athanor Capital, LP

parvinder.thiara@athanorcapital.com & nicholas.fernandez@athanorcapital.com

COMPANY:

JATT ACQUISITION CORP

By:	/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Chief Executive Officer

Address for Notices:

Jatt Acquisition Corp.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

EXHIBIT A

CLOSING EXPENSES

TO BE PAID

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